SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



         Date of Report (Date or earliest event reported) May 13, 2002
                                                          ------------

                         UNIROYAL TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)


                                    Delaware
         --------------------------------------------------------------
                 (State of other jurisdiction of incorporation)



         0-20686                                  65-0341868
 -----------------------                 ---------------------------------
(Commission File Number)                 (IRS Employer Identification No.)



Two North Tamiami Trail, Suite 900
Sarasota, Florida                                      34236
-------------------------------------------          ----------
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code (941) 361-2100
                                                   --------------



                    -----------------------------------------
                   (Former name or former address, if changed
                              since last report.)

Item 5.  Other Events

                  On April 17, 2002, Uniroyal Technology Corporation (the "Company"), Sterling Semiconductor, Inc. ("Sterling") and Umicore USA Inc. ("Umicore") entered into a stock purchase agreement whereby Umicore agreed to purchase 100% of the outstanding stock of Sterling from the Company. The purchase price is $13,000,000 and will be reduced by the assumption by Umicore of certain liabilities and indebtedness of Sterling that currently approximate $10,010,000, resulting in estimated cash proceeds of $2,990,000. The Company may receive additional consideration of $5,000,000 in cash upon the award and full funding of certain contracts on or before June 30, 2002 and up to an additional $10,000,000 in cash to be paid upon the attainment of certain cumulative operating results targets at two points in time, not more than 45 days after September 30, 2004 and September 30, 2006. Upon the closing of this transaction, the Company will issue to Umicore warrants to purchase 3% of the Company's outstanding common stock (including outstanding in-the-money stock options for such calculation) at a price per share equal to $0.6975. The warrants will expire five years from the closing date. Unaudited pro forma condensed financial information is appended to this report as Exhibit 99.1.

Item 7. Exhibits

              99.1  Unaudited Pro Forma Condensed Financial Information



                                    SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              UNIROYAL TECHNOLOGY CORPORATION




Date:  May 13, 2002                  By: /s/ George J. Zulanas, Jr.
       ------------                      ---------------------------
                                         George J. Zulanas, Jr., Executive Vice
                                           President, Treasurer and Chief
                                           Financial Officer






                                       2